Exhibit 10.4

FORM OF EMPLOYEE MATTERS AGREEMENT

BY AND AMONG

SITE CENTERS CORP.,

CURBLINE PROPERTIES CORP.,

AND

CURBLINE PROPERTIES LP

DATED AS OF [___], 2024

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (this “Agreement”), dated as of [___], 2024, is by and among SITE Centers Corp., an Ohio corporation (“SITC”), Curbline Properties Corp., a Maryland corporation, and a directly, wholly owned subsidiary of SITC (“CURB”), and Curbline Properties LP, a Delaware limited partnership (“CURB OP”) (each, a “Party” and together, the “Parties”). Capitalized terms used herein shall have the respective meanings assigned to them in Article I.

WHEREAS, the Parties have entered into a Separation and Distribution Agreement, dated as of October 1, 2024 (the “Separation Agreement”) to effectuate the Distribution, and have entered or will enter into other Ancillary Agreements that will govern certain matters relating to the Distribution and the relationship of SITC, CURB and their respective Affiliates prior to and following the Distribution Date; and

WHEREAS, pursuant to the Separation Agreement, the Parties have agreed to enter into this Agreement for the purpose of allocating assets, Liabilities and responsibilities with respect to certain human resources, employee compensation and benefits matters among them to the extent not provided in, or that vary from, the Separation Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1 Selected Definitions. The following terms shall have the following meanings:

“401(k) Plan Governing Documents” has the meaning given to such term in Section 3.1(a) of this Agreement.

“Adjusted CURB RSU” means a restricted stock unit award with respect to CURB Shares granted by CURB as described in Section 5.1(b)(ii) that vests solely based on the passage of time.

“Adjusted SITC Compensation Award” means each Adjusted SITC Option, Adjusted SITC RSU, and Replacement SITC RSU.

“Adjusted SITC Option” means an option to acquire SITC Shares relating to a SITC Option as described in Section 5.1(a).

“Adjusted SITC RSU” means a time-based restricted stock unit award with respect to SITC Shares relating to SITC RSUs that vests solely based on the passage of time as described in Section 5.1(b)(i).

“Affiliate” has the meaning given to such term in the Separation Agreement.

“Agreement” has the meaning given to such term in the preamble to this Agreement.

“Ancillary Agreement” has the meaning given to such term in the Separation Agreement.

“Assumed NQDC Plan Liabilities” has the meaning given to such term in Section 6.1 of this Agreement.

“Benefit Plan” means, with respect to an entity, any “employee benefit plan” (as defined in Section 3(3) of ERISA), and each plan, program, arrangement, agreement or commitment that is an employment, consulting, non-competition or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, supplemental retirement, stock option, stock purchase, stock appreciation rights, restricted stock, operating partnership unit, other equity-based compensation, severance pay, salary continuation, life, health, hospitalization, sick leave, vacation pay, paid time-off, disability or accident insurance plan, program, arrangement, agreement or commitment, corporate-owned or key-man life insurance or other employee benefit plan, program, arrangement, agreement or commitment, sponsored or maintained by such entity (or to which such entity contributes or is required to contribute or with respect to which such entity has any Liability).

“COBRA” means the continuation coverage requirements for “group health plans” under Code Section 4980B and Sections 601 through 608 of ERISA, and any similar state group health plan continuation Law, together with all regulations and proposed regulations promulgated thereunder.

“Code” has the meaning given to such term in the Separation Agreement.

“CURB” has the meaning given to such term in the preamble to this Agreement.

“CURB 401(k) Plan” has the meaning given to such term in Section 3.1(a) of this Agreement.

“CURB Benefit Plan” means any Benefit Plan sponsored or maintained by a member of the CURB Group after the Effective Time, but excluding any SITC Benefit Plan.

“CURB Compensation Award” means each Adjusted CURB RSU and Replacement CURB RSU.

“CURB Employment Agreement” has the meaning given to such term in Section 7.3 of this Agreement.

“CURB ERISA Group” means CURB and the members of the CURB Group that are ERISA Affiliates of CURB.

“CURB Group” has the meaning given to such term in the Separation Agreement.

“CURB Group Employee” means any person who, immediately following the Effective Time, is an Employee of any member of the CURB Group, including any such Employee who is on an approved leave at such time.

“CURB NQDC Plan” has the meaning given to such term in Section 6.1 of this Agreement.

“CURB OP” has the meaning given to such term in the preamble to this Agreement.

“CURB Participant” means any CURB Group Employee who immediately prior to the Distribution holds SITC Compensation Awards, or a beneficiary, dependent or alternate payee of such person.

“CURB Per-Share Value” means the average of the daily volume-weighted average price of a CURB Share solely on the NYSE on each of the Distribution Date and the nine trading days immediately following the Distribution Date (as traded on the “regular way” market) as reported by Bloomberg L.P. or any successor thereto.

“CURB Shares” has the meaning given to such term in the Separation Agreement.

“CURB Welfare Plans” has the meaning given to such term in Section 4.1 of this Agreement.

“Distribution” has the meaning given to such term in the Separation Agreement.

“Distribution Date” has the meaning given to such term in the Separation Agreement.

“Effective Time” has the meaning given to such term in the Separation Agreement.

“Employee” means any individual who is a full-time or part-time employee of the applicable entity.

“Employment Agreement” means any individual employment, retention, consulting, change in control, split dollar life insurance, sale bonus, incentive bonus, severance or other individual compensatory agreement between any current or former employee and SITC or any of its Affiliates.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to a specified Person, any trade or business (whether or not incorporated) (i) under common control within the meaning of Section 4001(b)(1) of ERISA with the specified Person or (ii) which together with the specified Person is treated as a single employer under Section 414(t) of the Code.

“Former Employee” means any former Employee of a member of the SITC Group or of the CURB Group, as of immediately prior to the Effective Time, whether having last been employed by a member of the SITC Group or a member of the CURB Group, including retired Employees.

“Group” has the meaning given to such term in the Separation Agreement.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended.

“Indemnities” has the meaning given to such term in the Separation Agreement.

“Information” has the meaning given to such term in the Separation Agreement.

“Law” has the meaning given to such term in the Separation Agreement.

“Liabilities” has the meaning given to such term in the Separation Agreement.

“NQDC Transfer Date” has the meaning given to such term in Section 6.1 of this Agreement.

“NYSE” has the meaning given to such term in the Separation Agreement.

“Option Exercise Price” means the pre-adjustment exercise price of the applicable SITC Option.

“Parties” or “Party” has the meaning given to such term in the preamble to this Agreement.

“Person” has the meaning given to such term in the Separation Agreement.

“Post-Distribution SITC Share Price” means the average of the daily volume-weighted average price of a SITC Share solely on the NYSE on each of the Distribution Date and the nine trading days immediately following the Distribution Date (as traded on the “regular way” market) as reported by Bloomberg L.P. or any successor thereto.

“Pre-Distribution SITC Share Price” means the closing sale price of a SITC Share solely on the NYSE on the trading day immediately preceding the Distribution Date (as traded on the “regular way” market) as reported by Bloomberg L.P. or any successor thereto.

“Replacement CURB RSU” means a time-based restricted stock unit award with respect to CURB Shares that relates to the SITC PRSUs and that vests solely based on the passage of time as described in Section 5.1(c)(iii).

“Replacement SITC RSU” means a time-based restricted stock unit award with respect to SITC Shares that relates to the SITC PRSUs and that vests solely based on the passage of time as described in Section 5.1(c)(ii).

“Separation” has the meaning given to such term in the Separation Agreement.

“Separation Agreement” has the meaning given to such term in the recitals to this Agreement.

“Shared Services Agreement” has the meaning given to such term in the Separation Agreement.

“SITC” has the meaning given to such term in the preamble to this Agreement.

“SITC 401(k) Plan” has the meaning given to such term in Section 3.1(a) of this Agreement.

“SITC Annual Incentive Program” has the meaning given to such term in Section 7.1 of this Agreement.

“SITC Benefit Plan” shall mean any Benefit Plan sponsored or maintained by SITC or any of its Affiliates.

“SITC Board” has the meaning given to such term in the Separation Agreement.

“SITC Commission Program” has the meaning given to such term in Section 7.2 of this Agreement.

“SITC Compensation Award” means each SITC Option, SITC RSU or SITC PRSU.

“SITC Compensation Committee” means the Compensation Committee of the SITC Board.

“SITC Elective Cash Plan” has the meaning given to such term in Section 6.1 of this Agreement.

“SITC Equity Plan” means either of the SITE Centers Corp. 2019 Equity and Incentive Compensation Plan or the SITE Centers Corp. 2012 Equity and Incentive Compensation Plan.

“SITC ERISA Group” means SITC and the members of the SITC Group that are ERISA Affiliates of SITC.

“SITC Group” has the meaning given to such term in the Separation Agreement.

“SITC Group Employee” shall mean any person who, immediately following the Effective Time, is an Employee of any member of the SITC Group, including any such Employee who is on an approved leave at such time.

“SITC Option” means an option to acquire SITC Shares granted under the SITC Equity Plan before the Distribution Date.

“SITC Participant” shall mean any SITC Group Employee or Former Employee, who immediately prior to the Distribution holds SITC Compensation Awards, or a beneficiary, dependent or alternate payee of such person.

“SITC PRSU” means a performance-based restricted share unit award granted by SITC under the SITC Equity Plan before the Distribution Date.

“SITC RSU” means a time-based restricted share unit award granted by SITC under the SITC Equity Plan before the Distribution Date.

“SITC Shares” has the meaning given to such term in the Separation Agreement.

“SITC Welfare Plans” has the meaning given to such term in Section 4.1 of this Agreement.

“Subsequent Transferee” means any SITC Group Employee who transfers employment directly from the SITC Group to the CURB Group after the Effective Time but prior to the fifth anniversary of the Distribution Date.

“Subsequent Transfer Date” means the date on which a Subsequent Transferee first commences employment with the CURB Group.

“Subsidiary” has the meaning given to such term in the Separation Agreement.

“Tax Matters Agreement” has the meaning given to such term in the Separation Agreement.

“Third Party” has the meaning given to such term in the Separation Agreement.

“Transfer Documents” has the meaning given to such term in the Separation Agreement.

“U.S.” means the United States of America.

“Welfare Plan Governing Documents” has the meaning given to such term in Section 4.1 of this Agreement.

“Welfare Plan Transfer Date” has the meaning given to such term in Section 4.1 of this Agreement.

1.2 Interpretation. For the purposes of this Agreement: (a) whenever the context may require, any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa, (b) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” (c) the word “or” is not exclusive, (d) the words “herein,” “hereof” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including any Schedules hereto), (e) references to any Person include the successors and permitted assigns of that Person, (f) “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if,” (g) unless the context otherwise requires, Articles, Sections, Schedules and Exhibits mean Articles of, Sections of and Schedules attached to this Agreement (or where context requires the Separation Agreement), (h) references to “business day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are generally authorized or required by law to close in New York, New York, (i) references herein to this Agreement or any other agreement contemplated herein shall be deemed to refer to this Agreement or such other agreement as of the date on which it is executed and as it may be amended, modified or supplemented thereafter, unless otherwise specified, and (j) unless expressly stated to the contrary in this Agreement, all references to “the date hereof,” “the date of this Agreement,” “hereby” and “hereupon” and words of similar import shall be references to October 1, 2024. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. In the case of any conflict between this Agreement and the Separation Agreement in relation to any matters addressed by this Agreement, this Agreement shall prevail unless this Agreement explicitly states that the Separation Agreement shall control.

ARTICLE II

GENERAL PRINCIPLES; EMPLOYMENT GENERALLY

2.1 SITC Group Employee Liabilities. Except as specifically provided in this Agreement or the Separation Agreement, the SITC Group will be solely responsible for (a) all employment, compensation and employee benefits Liabilities relating to, arising out of or resulting from the SITC Group’s employment and (if applicable) termination of the SITC Group Employees, Former Employees, and CURB Group Employees, (b) all Liabilities arising under each SITC Benefit Plan, and (c) any other Liabilities expressly assigned or allocated to a SITC Group member under this Agreement.

2.2 CURB Group Employee Liabilities. Except as specifically provided in this Agreement or the Separation Agreement, the CURB Group will be solely responsible for (a) all employment, compensation and employee benefits Liabilities relating to, arising out of or resulting from the CURB Group’s employment and (if applicable) termination of the CURB Group Employees and Subsequent Transferees after the Effective Time, (b) all Liabilities relating to, arising out of or resulting from any CURB Benefit Plan, and (c) any other Liabilities expressly assigned or allocated to a CURB Group member under this Agreement.

2.3 Continuation of Employment. Except as required by applicable Law, SITC and its Affiliates shall take all actions necessary to ensure that, as of immediately prior to the Effective Time, (a) all Employees intended by the Parties to be CURB Group Employees, including any such Employees who are on an approved leave of absence, are employed by a member of the CURB Group and (b) all Employees intended by the Parties to be SITC Group Employees are employed by a member of the SITC Group. Notwithstanding the foregoing or any other provision to the contrary, nothing in this Section 2.3, the Separation Agreement or any Ancillary Agreement shall prevent members of the CURB Group, in their sole discretion, from making offers of employment to any Employee of the SITC Group before or after the Effective Time. For purposes of clarity, an offer of employment with the CURB Group made by a CURB Group member or Employee to an Employee of the SITC Group will not violate any non-solicitation provisions in any Employment Agreement or other contract to which a CURB Group Employee is a party.

2.4 Service Recognition. CURB OP shall give, or shall cause another member of the CURB Group to give, each CURB Group Employee credit for purposes of eligibility and vesting under any CURB Benefit Plan for such CURB Group Employee’s service with the SITC Group or the CURB Group prior to the Effective Time to the same extent such service was recognized by the corresponding SITC Benefit Plan immediately prior to the Effective Time; provided, however, that such service shall not be recognized to the extent that such recognition would result in the duplication of benefits or as otherwise provided by applicable Law.

2.5 No Separation From Service or Termination of Employment. None of the Separation, the Distribution or the assignment, transfer or continuation of employment of any Employee of SITC or any of its Affiliates at or prior to the Effective Time (including in accordance with Section 2.3 hereof) shall be deemed a separation from service or termination of employment entitling such Employee to be eligible to participate in, or to receive payment of, severance or other termination payments or benefits under any applicable Law, SITC Benefit Plan or CURB Benefit Plan.

2.6 Former Employees. No member of the CURB Group shall have any Liabilities with respect to Former Employees, if any, as of (or after) the Effective Time. SITC shall retain all Liabilities, if any, with respect to Former Employees. Notwithstanding the foregoing, if after the Effective Time a member of the CURB Group hires a Former Employee, then CURB and the applicable member of the CURB Group shall be responsible for any Liabilities that relate to, arise out of, or result from the CURB Group member’s employment of such Former Employee.

ARTICLE III

RETIREMENT PLANS

3.1 The 401(k) Plan.

(a) Transfer of Sponsorship to CURB; Participation by SITC. Prior to the Effective Time, the Parties will take all actions necessary to cause the plan sponsor of the SITE Centers Corp. 401(k) Plan & Trust (the “SITC 401(k) Plan”) to change from SITC to a member of the CURB ERISA Group (the transferred plan, the “CURB 401(k) Plan”), and to ensure that the members of the SITC ERISA Group, as applicable, are participating employers in the CURB 401(k) Plan. The terms of participation of the members of the SITC ERISA Group in the CURB 401(k) Plan as participating employers will be governed by the applicable plan document, agreements with applicable third party administrators, the Shared Services Agreement, and any other documents governing the administration and operation of the CURB 401(k) Plan (the “401(k) Plan Governing Documents”).

(b) Obligations and Liabilities.

(i) Through the Effective Time. Except as otherwise provided in this Section 3.1 or the 401(k) Plan Governing Documents, (A) SITC and the SITC ERISA Group shall retain all Liabilities that relate to, arise out of or result from any employer contributions, including matching contributions (including any true-up contributions, if applicable), profit-sharing contributions, and employer non-elective contributions, accrued under the SITC 401(k) Plan or the CURB 401(k) Plan (as applicable) for all participants through the Effective Time, determined in accordance with the terms and provisions of the applicable plan, ERISA and the Code, and based on all service performed and compensation accrued through the Effective Time, and (B) SITC and the SITC ERISA Group will be solely and exclusively responsible for all other obligations and Liabilities arising prior to the Effective Time that relate to, arise out of or result from the SITC 401(k) Plan and CURB 401(k) Plan, as applicable.

(ii) Following the Effective Time. All Liabilities that relate to, arise out of or result from employer contributions, including matching contributions (including any true-up contributions, if applicable), profit-sharing contributions, and employer non-elective contributions, accrued under the CURB 401(k) Plan following the Effective Time, determined in accordance with the terms and provisions of the CURB 401(k) Plan, ERISA and the Code, and based on all service performed and compensation accrued from and after the Effective Time shall be the responsibility of the CURB ERISA Group member or the SITC ERISA Group member that employs the Employee receiving the contribution, as applicable, during the time period to which the contribution relates. All other obligations and Liabilities arising on and after the Effective Time, that relate to, arise out of or result from the CURB 401(k) Plan shall be the responsibility of CURB and the CURB ERISA Group, except that SITC and the SITC ERISA Group will be responsible for all other obligations and Liabilities arising on and after the Effective Time, that relate to, arise out of or result from the SITC ERISA Group’s participation in the CURB 401(k) Plan except as provided in any 401(k) Plan Governing Documents.

ARTICLE IV

HEALTH AND WELFARE PLANS

4.1 CURB Health and Welfare Plans. Members of the CURB ERISA Group will continue to participate in the group health plan and other welfare benefit plans sponsored by the SITC ERISA Group and listed on Schedule 4.1 (the “SITC Welfare Plans”) from the Distribution Date through the termination date of the Shared Services Agreement, or such earlier date as the Parties may reasonably agree (the earlier of such dates, the “Welfare Plan Transfer Date”). At CURB’s election, and to the extent the insurers of the SITC Welfare Plans consent, the Parties will take all actions necessary to cause the plan sponsor of the SITC Welfare Plans to change from SITC to a member of the CURB ERISA Group (the transferred plans, the “CURB Welfare Plans”) effective as of the Welfare Plan Transfer Date. The terms of the CURB ERISA Group’s participation in the SITC Welfare Plans as participating employers and the transfer of the sponsorship of such plans to a member of the CURB ERISA Group will be governed by the applicable plan documents, agreements with applicable third party administrators, the Shared Services Agreement, and any other documents governing the administration and operation of the SITC Welfare Plans and CURB Welfare Plans, as applicable, (the “Welfare Plan Governing Documents”). Except as otherwise provided in this Article IV or the Welfare Plan Governing Documents, SITC and the SITC ERISA Group will be solely and exclusively responsible for (a) all obligations and Liabilities arising prior to the Effective Time that relate to, arise out of or result from the SITC Welfare Plans, including for all welfare benefit claims incurred prior to the Distribution Date and (b) all obligations and liabilities arising on and after the Effective Time that relate to, arise out of or result from the SITC ERISA Group’s participation in the SITC Welfare Plans and CURB Welfare Plans, as applicable, including for all welfare benefit claims of an Employee or their dependents incurred while an Employee is employed by a SITC ERISA Group member. Except as otherwise provided in this Article IV or the Welfare Plan Governing Documents, CURB and the CURB ERISA Group will be solely and exclusively responsible for all obligations and Liabilities arising on and after the Effective Time, that relate to, arise out of or result from the CURB ERISA Group’s participation in the SITC Welfare Plans and the CURB Welfare Plans, as applicable, including for all welfare benefit claims of an Employee or their dependents incurred while an Employee is employed by a CURB ERISA Group member. For purposes of this Article IV, a claim or Liability is deemed to be incurred: (i) with respect to medical, dental, vision and/or prescription drug benefits, upon the rendering of health services giving rise to such claim or Liability; (ii) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, upon the occurrence of the event giving rise to such claim or Liability; (iii) with respect to disability benefits, upon the date of an Employee’s disability, as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim or Liability; and (iv) with respect to a period of continuous hospitalization, upon the date of admission to the hospital.

4.2 Separation of Welfare Plans. Notwithstanding the provisions of Section 4.1, if the continued participation of members of the CURB ERISA Group in the SITC Welfare Plans or, following the Welfare Plan Transfer Date, participation by members of the SITC ERISA Group in the CURB Welfare Plans is no longer permitted under applicable law or by the insurers of the SITC Welfare Plans or CURB Welfare Plans, then such continued participation shall cease and CURB and SITC will reasonably cooperate to ensure the employees of the CURB ERISA Group and SITC ERISA Group have continuous coverage under group health and welfare benefit plans.

4.3 COBRA and HIPAA Compliance. The plan sponsor of the SITC Welfare Plans and the CURB Welfare Plans, as applicable, will be responsible for compliance with the requirements of COBRA and the certificate of creditable coverage requirements of HIPAA with respect to any Employees or any of their covered dependents who participate in the applicable plan at the time they incur a qualifying event or loss of coverage.

4.4 Workers Compensation. The ownership and administration of workers compensation insurance shall be governed by Section 5.1 of the Separation Agreement regarding insurance matters. For the avoidance of doubt, nothing in this Agreement shall be interpreted to allocate between the Parties the claims and Liabilities under any workers compensation insurance policies.

ARTICLE V

EQUITY PLANS AND AWARDS

5.1 Adjustment of Outstanding Awards. Each SITC Compensation Award that is outstanding as of the Distribution will be adjusted as described in this Section 5.1; provided, however, that, effective immediately prior to the Distribution, the SITC Compensation Committee may provide for different adjustments with respect to some or all of a holder’s SITC Compensation Awards. For greater certainty, any adjustments made by the SITC Compensation Committee will be deemed incorporated by reference herein as if fully set forth below and will be binding on the Parties hereto and their respective Subsidiaries.

(a) Options. Each SITC Option generally will be adjusted in the manner described in this Section 5.1(a), effective as of the Distribution Date and immediately prior to the Distribution, so that immediately following the Distribution each SITC Option holder will hold an Adjusted SITC Option in lieu of the SITC Options previously held. The following procedure will generally be applied to each SITC Option with the same grant date and exercise price held by each SITC Option holder as of the Distribution Date:

(i) Each Adjusted SITC Option will have an exercise price equal to the product (rounded up to the nearest cent) of (A) the applicable Option Exercise Price multiplied by (B) a fraction, (1) the numerator of which is the Post-Distribution SITC Share Price and (2) the denominator of which is the Pre-Distribution SITC Share Price (such product, the “SITC Exercise Price”).

(ii) The number of SITC Shares subject to the Adjusted SITC Options will be equal to the product (which will be rounded down to the nearest whole share) of (X) the number of shares subject to the SITC Option held by such SITC Option holder immediately prior to the Distribution Date and (Y) a fraction, the numerator which is the Pre-Distribution SITC Share Price and the denominator of which is the Post-Distribution SITC Share Price.

(iii) Such Adjusted SITC Options will be subject to the same vesting requirements and dates and other terms and conditions as the SITC Options to which they relate.

(b) RSUs. With respect to SITC RSUs:

(i) Held by SITC Participants. SITC RSUs held by each SITC Participant will generally be adjusted, effective as of the Distribution Date and immediately prior to the Distribution, pursuant to the adjustments provisions of the SITC Equity Plan, and will be subject to substantially the same terms, vesting conditions and other restrictions, if any, that were applicable to such SITC RSUs immediately prior to the Distribution Date. The number of such Adjusted SITC RSUs for each such SITC Participant will be equal to the product (which will be rounded down to the nearest whole share) of (A) the number of SITC RSUs outstanding immediately prior to the Distribution Date and (B) a fraction, (1) the numerator of which is the Pre-Distribution SITC Share Price and (2) the denominator of which is the Post-Distribution SITC Share Price.

(ii) Held by CURB Participants. SITC RSUs held by each CURB Participant will, effective as of the Distribution Date and immediately prior to the Distribution, generally be adjusted by converting them into an award of Adjusted CURB RSUs. Pursuant to the adjustments provisions of the SITC Equity Plan, the award of Adjusted CURB RSUs will be subject to substantially the same terms, vesting conditions and other restrictions, if any, that were applicable to such SITC RSUs immediately prior to the Distribution Date. The number of such Adjusted CURB RSUs for each such CURB Participant will be equal the product (which will be rounded down to the nearest whole share) of (1) the number of SITC RSUs held by such CURB Participant immediately prior to the Distribution Date and (2) a fraction, (a) the numerator of which is the Pre-Distribution SITC Share Price and (b) the denominator of which is the CURB Per-Share Value.

(c) PRSUs. With respect to SITC PRSUs:

(i) Determination of Earned Award. SITC PRSU awards outstanding immediately prior to the Distribution that are held by a SITC Participant or by a CURB Participant will be determined to have been earned as of the Distribution Date in an amount equal to the greater of (A) the number of SITC PRSUs that are earned based upon the achievement of the management objectives applicable to such SITC PRSUs measured as of the close of trading on the trading day immediately prior to the Distribution Date, and (B) 150% of the number of SITC PRSUs that would have been earned at target achievement for the performance period applicable to such SITC PRSUs. Such determination will be made by the SITC Compensation Committee in accordance with the applicable SITC Equity Plan. Any portion of a SITC PRSU award that is not earned as of the Distribution Date will be cancelled and forfeited. Such earned portion of the SITC PRSU awards will be adjusted for SITC Participants and CURB Participants as set forth in Sections 5.1(c)(ii) and (iii).

(ii) Earned Awards Held by SITC Participants. The earned portion of any SITC PRSU award held by each SITC Participant will generally be converted, effective as of the Distribution Date and immediately prior to the Distribution, pursuant to the adjustments provisions of the SITC Equity Plan, into a Replacement SITC RSU award, which will be subject to substantially the same terms as the related SITC PRSUs (including vesting based on continued employment with SITC) except that the Replacement SITC RSU award will not be subject to any additional performance objectives and related dividend equivalents credited with respect to such Replacement SITC RSUs after the Distribution Date will be paid in cash on a current basis. The number of such Replacement SITC RSUs for each such SITC Participant will be equal to the product (which will be rounded down to the nearest whole share) of (A) the number of SITC PRSUs earned by such SITC Participant as determined under Section 5.1(c)(i) and (B) a fraction, (1) the numerator of which is the Pre-Distribution SITC Share Price and (2) the denominator of which is the Post-Distribution SITC Share Price.

(iii) Earned Awards Held by CURB Participants. The earned portion of any SITC PRSU award held by each CURB Participant will generally be converted, effective as of the Distribution Date and immediately prior to the Distribution, pursuant to the adjustments provisions of the SITC Equity Plan, into a Replacement CURB RSU award, which will be subject to substantially the same terms as the related SITC PRSUs (including vesting based on continued employment with SITC), except that the Replacement CURB RSU award will not be subject to any additional performance objectives and related dividend equivalents credited with respect to such Replacement CURB RSUs after the Distribution Date will be paid in cash on a current basis. The number of such Replacement CURB RSUs for each such CURB Participant will be equal the product (which will be rounded down to the nearest whole share) of (A) the number of SITC PRSUs earned by such CURB Participant as determined under Section 5.1(c)(i) and (B) a fraction, (1) the numerator of which is the Pre-Distribution SITC Share Price and (2) the denominator of which is the CURB Per-Share Value.

(d) Subsequent Transferees. Nothing in this Agreement will require further adjustment or modification of the Adjusted SITC Options, Adjusted SITC RSUs or Replacement SITC RSUs held by SITC Participants who later become Subsequent Transferees in connection with such Subsequent Transferee’s Subsequent Transfer Date, provided that a Subsequent Transferee’s employment with the CURB Group will count as continued employment with the SITC Group for purposes of the service based vesting requirements of the Adjusted SITC RSUs and Replacement RSUs and for purposes of the exercise period for the Adjusted SITC Options.

5.2 Change in Control. If an Adjusted SITC Compensation Award or CURB Compensation Award is subject to accelerated vesting in connection with a change in control, a change in control will be deemed to have occurred (i) with respect to an Adjusted SITC Compensation Award, only upon a change in control of SITC (as defined in the applicable equity incentive plan or award agreement) or (ii) with respect to a CURB Compensation Award, only upon a change in control of CURB (as defined in the applicable equity incentive plan or award agreement). For purposes of Code Section 409A, with respect to the CURB Compensation Awards, if a change in control of SITC occurs prior to a change in control of CURB, the CURB Compensation Awards will not vest by reason of such SITC change in control because the continuation of the CURB Compensation Awards following such SITC change in control will be considered a “replacement award” under the terms of the CURB Compensation Awards. This Section 5.2 will apply to the extent that it does not cause adverse tax consequences under Code Section 409A.

5.3 Establishment of CURB Equity Plan. Prior to the Distribution Date, CURB will, or will cause another member of the CURB Group to, establish equity compensation plans, so that upon the Distribution, CURB or another member of the CURB Group will have in effect an equity compensation plan that allows grants of equity compensation awards subject to substantially the same terms as those that apply to the corresponding SITC Compensation Awards. From and after the Distribution Date, each CURB Compensation Award will be subject to the terms of the applicable CURB equity compensation plan, the award agreement governing such CURB Compensation Award and any employment agreement to which the applicable holder is a party. From and after the Distribution Date, CURB will retain, pay, perform, fulfill and discharge all Liabilities relating to, arising out of or resulting from the CURB Compensation Awards. SITC will retain, pay, perform, fulfill and discharge all Liabilities relating to, arising out of or resulting from the Adjusted SITC Compensation Awards.

5.4 Section 409A. In all events, the adjustments provided for in this Section 5 will be made in a manner that, as determined by SITC, avoids adverse tax consequences to holders under Code Section 409A.

ARTICLE VI

NONQUALIFIED PLANS

6.1 Establishment of CURB NQDC Plan. Prior to the Effective Time, CURB OP will, or will cause another member of the CURB Group to, establish a nonqualified elective deferred compensation plan and a related rabbi trust (such plan and trust, the “CURB NQDC Plan”). The CURB NQDC Plan will have terms and features that are substantially similar to the SITE Centers Corp. Elective Deferred Compensation Plan (the “SITC Elective Cash Plan”), such that (for the avoidance of doubt), the SITC Elective Cash Plan is substantially replicated by the CURB NQDC Plan. CURB or a member of the CURB Group will be solely responsible for taking all necessary, reasonable, and appropriate actions to establish, maintain, and administer the CURB NQDC Plan so that it does not result in adverse tax consequences under Code Section 409A. Effective on a date designated by SITC which is prior to the Effective Time (the “NQDC Transfer Date”), the CURB NQDC Plan will assume all Liabilities relating to, arising out of or resulting from benefits earned or accrued (whether or not vested) by CURB Group Employees under the SITC Elective Cash Plan as of the NQDC Transfer Date (the “Assumed NQDC Plan Liabilities”). Within 30 days following the NQDC Transfer Date, SITC will cause the rabbi trust established for the SITE Elective Cash Plan to transfer a cash amount to the rabbi trust established for the CURB NQDC Plan equal to the product of (a) total amount held by the rabbi trust for the SITC Elective Cash Plan as of the NQDC Transfer Date, multiplied by (b) a fraction, the numerator of which is the amount of the Assumed NQDC Plan Liabilities, and the denominator of which is the total amount of the Liabilities for all benefits earned or accrued (whether or not vested) under the SITC Elective Cash Plan as of immediately prior to the NQDC Transfer Date. On or prior to the NQDC Transfer Date, on a date designated by SITC, the CURB Group Employees who are participants in the SITC Elective Cash Plan will cease to be participants in the SITC Elective Cash Plan and will become participants in the CURB NQDC Plan. From and after the NQDC Transfer Date, CURB and the CURB Group will be solely and exclusively responsible for all Liabilities with respect to, or in any way related to, the CURB NQDC Plan, whether accrued before, on or after the Effective Date.

6.2 SITC Nonqualified Plans. From and after the Effective Time, SITC and the SITC Group will be solely and exclusively responsible for all Liabilities relating to, arising out of or resulting from the nonqualified deferred compensation plans sponsored or maintained by a member of the SITC Group (including, but not limited to, the SITC Elective Cash Plan and the SITE Centers Corp. 2005 Directors’ Deferred Compensation Plan) to the extent such Liabilities are not specifically assumed by a CURB Group member or the CURB NQDC Plan pursuant to Section 6.1.

6.3 No Distributions on Separation. The Parties acknowledge that neither the Distribution nor any of the other transactions contemplated by this Agreement, the Separation Agreement or the other Ancillary Agreements will trigger a payment or distribution of compensation under the SITC Elective Cash Plan or any other nonqualified deferred compensation plans sponsored by SITC or members of the SITC Group or the CURB NQDC Plan for any Employee of the SITC Group or CURB Group or Former Employee and, consequently, that the payment or distribution of any compensation to which any Employee of the SITC Group or CURB Group or Former Employee is entitled under any such plan will occur upon such individual’s separation from service (within the meaning of Section 409A of the Code) from the SITC Group or the CURB Group, as applicable, or at such other time as specified in the applicable plan.

6.4 Section 409A. The Parties will cooperate in good faith so that the Distribution will not result in adverse tax consequences under Code Section 409A with respect to any Employee or Former Employee or their respective plan payees, in respect of his or her benefits under the applicable plan.

ARTICLE VII

ADDITIONAL COMPENSATION MATTERS; SEVERANCE

7.1 Annual Bonuses.

(a) 2024 Bonuses for CURB Group Employees. Eligible CURB Group Employees will continue to participate in SITC’s annual bonus plans and policies (the “SITC Annual Incentive Program”), subject to its terms and conditions, up to the date immediately prior to the Distribution Date. On the Distribution Date, such CURB Group Employees shall cease participating in the SITC Annual Incentive Program. For each such CURB Group Employee, SITC will, prior to the Distribution Date, calculate the bonus earned under the SITC Annual Incentive Program for the 2024 performance year based on the achievement of the applicable performance objectives measured as of a date prior to the Distribution Date and prorated based on the number of months in the performance year that occurred prior to the Distribution Date. SITC will remain responsible for and will pay any awards earned by the CURB Group Employees under the SITC Annual Incentive Program up to the Distribution Date on a date prior to the Distribution Date. CURB OP will be responsible for establishing an annual bonus program for the CURB Group Employees for the period beginning on the Distribution Date and ending on December 31, 2024.

(b) Bonuses for SITC Group Employees. Subject to Section 7.1(c), eligible Employees of the SITC Group will continue to participate in the SITC Annual Incentive Program through and after the Distribution Date in accordance with the terms and conditions of the SITC Annual Incentive Program. SITC will be responsible for and will pay any awards earned by eligible Employees of the SITC Group according to the terms of the SITC Annual Incentive Program.

(c) Bonuses for Subsequent Transferees. All Subsequent Transferees will continue to participate in the SITC Annual Incentive Program, subject to its terms and conditions, up to the applicable Subsequent Transfer Date. On such Subsequent Transfer Date, such Subsequent Transferee shall cease participating in the SITC Annual Incentive Program. For each Subsequent Transferee who was eligible to participate in the SITC Annual Incentive Program immediately prior to the Subsequent Transfer Date, the bonus earned under the SITC Annual Incentive Program for the performance year in which the Subsequent Transfer Date occurs will be equal to the bonus earned for the immediately preceding completed performance year, prorated based on the number of days of service with SITC in the performance year in which the Subsequent Transfer Date occurs. SITC will remain responsible for and will pay any awards earned by such Subsequent Transferees under the SITC Annual Incentive Program through the Subsequent Transfer Date prior to the Subsequent Transfer Date.

7.2 Commissions. SITC will remain solely responsible for all Liabilities relating to, arising out of or resulting from the SITE Centers Leasing Commission Program for regional Vice Presidents and leasing staff members (the “SITC Commission Program”) for Employee commissions on all leases signed prior to the Effective Time and, in the case of a Subsequent Transferee, leases signed by members of the SITC Group between the Effective Time and the Subsequent Transfer Date. SITC will continue to be responsible for and will pay such commissions to eligible Employees in accordance with the terms of the SITC Commission

Program, except that: (a) in the case of a CURB Group Employee, continued employment with the SITC Group on and after the Distribution Date will not be required and such commissions will be fully paid by SITC to such CURB Group Employee prior to the Distribution Date, and (b) in the case of a Subsequent Transferee, continued employment with the SITC Group on and after the Subsequent Transfer Date will not be required and such commissions will be fully paid by SITC to such Subsequent Transferee prior to such Subsequent Transferee’s Subsequent Transfer Date. CURB Group Employees will cease participating in the SITC Commission Program effective as of the Distribution Date, and Subsequent Transferees will cease participating in the SITC Commission Program effective as of their Subsequent Transfer Date. For purposes of clarity, SITC shall have no obligation to provide CURB Group Employees with commissions on any leases signed by the CURB Group after the Effective Time.

7.3 Employment Agreements. At and after the Effective Time, a member of the CURB Group will be solely responsible and liable for all Employment Agreements listed on Schedule 7.3 hereto (each, a “CURB Employment Agreement”), and the SITC Group will have no obligations or Liabilities with respect to any CURB Employment Agreement. The SITC Group will retain and be solely responsible for all obligations and Liabilities with respect to, or in any way related to, any Employment Agreement that is not a CURB Employment Agreement.

ARTICLE VIII

GENERAL AND ADMINISTRATIVE

8.1 Non-Termination of Employment; No Third-Party Beneficiaries. Except as expressly provided for in this Agreement or the Separation Agreement, no provision of this Agreement, the Separation Agreement, or any of the other Ancillary Agreements shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any SITC Group Employee, CURB Group Employee or any Former Employee, or future Employee of SITC or any of its Affiliates or of CURB or any of its Affiliates under any SITC Benefit Plan or CURB Benefit Plan or otherwise, nor shall any such provision be construed as an amendment to any employee benefit plan or other employee compensatory or benefit arrangement. Furthermore, nothing in this Agreement is intended to confer upon any Employee or Former Employee any right to continued employment, any recall or similar rights to an Employee on layoff or any type of approved leave, or to change the employment status of any Employee from “at will.”

8.2 Beneficiary Designation/Release of Information/Right to Reimbursement. To the extent permitted by applicable Law and except as otherwise provided for in this Agreement, all beneficiary designations, authorizations for the release of Information and rights to reimbursement made by or relating to CURB Group Employees under SITC Benefit Plans shall be transferred to and be in full force and effect under the corresponding CURB Benefit Plans until such beneficiary designations, authorizations or rights are replaced or revoked by, or no longer apply, to the relevant CURB Group Employee or a beneficiary, dependent or alternate payee of such person.

8.3 Not a Change in Control. The Parties acknowledge and agree that the transactions contemplated by the Separation Agreement, this Agreement or any other Ancillary Agreement do not constitute a “change in control” for purposes of any SITC Benefit Plan or CURB Benefit Plan.

8.4 Code Section 409A. Notwithstanding anything to the contrary herein, if any of the provisions of this Agreement would result in imposition of taxes and/or penalties under Section 409A of the Code, SITC, CURB and CURB OP shall cooperate in good faith to modify the applicable provision so that such taxes and/or penalties do not apply in order to comply with the provisions of Section 409A of the Code.

ARTICLE IX

MISCELLANEOUS

9.1 No Third-Party Beneficiaries. Except as provided in Article IV of the Separation Agreement with respect to Indemnitees, this Agreement is for the sole benefit of the Parties and members of their respective Group and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any Employee, Former Employee, or any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.2 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any Third Party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship set forth herein.

9.3 Termination. This Agreement may be terminated and the Distribution may be amended, modified or abandoned at any time prior to the Effective Time by SITC, in its sole and absolute discretion, without the approval or consent of any other Person, including CURB. After the Effective Time, this Agreement may not be terminated except by an agreement in writing signed by a duly authorized officer of each of the Parties. In the event of any termination of this Agreement prior to the Effective Time, no Party (nor any of its directors, officers or employees) shall have any Liability to any other Party by reason of this Agreement.

9.4 Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

9.5 Assignability. This Agreement shall be binding upon and inure to the benefit of the Parties; provided, however, that no Party may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other Party. Notwithstanding the foregoing, no such consent shall be required for the assignment of a Party’s rights and obligations under this Agreement in whole (i.e., the assignment of a Party’s rights and obligations under this Agreement) in connection with a change of control of a Party so long as the resulting, surviving or transferee Person assumes all the obligations of the relevant Party by operation of Law or pursuant to an agreement in form and substance reasonably satisfactory to the Parties.

9.6 No Waiver. Neither the failure nor any delay on the part of a Party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the Party asserted to have granted such waiver.

9.7 Amendments. This Agreement shall not be amended, supplemented, terminated, modified, discharged or otherwise changed, in whole or in part, except by an instrument in writing signed by the Parties hereto, or their respective successors or permitted assignees.

9.8 Incorporation of Separation Agreement Provisions. The following provisions of Article X of the Separation Agreement are incorporated herein mutatis mutandis: Section 10.5 (Notices), 10.6 (Severability), Section 10.7 (Force Majeure), Section 10.8 (No Set-Off), Section 10.9 (Publicity), Section 10.11 (Headings), 10.12 (Survival of Covenants), and Section 10.14 (Specific Performance).

9.9 Entire Agreement. Except as otherwise expressly provided in this Agreement, this Agreement (including any Schedules hereto) and the applicable provisions of the Separation Agreement together contain the entire agreement between the Parties with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to such subject matter.

9.10 Indemnification; Dispute Resolution. Article IV of the Separation Agreement governs the Parties’ indemnification rights and obligations and Article VII of the Separation Agreement governs the indemnification obligations and resolution of any dispute between the Parties.

9.11 Counterparts. This Agreement may be executed (including by facsimile, PDF or other electronic transmission) with counterpart signature pages or in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have caused this Employee Matters Agreement to be duly executed as of the day and year first above written.

SITE CENTERS CORP.

By:
Name:
Title:

CURBLINE PROPERTIES CORP.

By:
Name:
Title:

CURBLINE PROPERTIES LP

By:
Name:
Title: